Exhibit 4.16

Supplementary Agreement to Shareholders Agreement

among

TechFaith Wireless Communication Technology (Hangzhou) Limited

and

TechFaith Intelligent Handset Technology (Beijing) Limited

and

Beijing E-Town International Investment & Development Co., Ltd.

on

Incorporation of a Joint Venture Company

Supplementary Agreement

This Supplementary Agreement is entered into as of June 17, 2011 in Beijing city, the People’s Republic of China (exclusive of the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and Taiwan area for purpose hereof, hereinafter referred to as the “PRC”) by and among the following parties:

(1) TechFaith Wireless Communication Technology (Hangzhou) Limited, a limited liability company duly incorporated and validly existing under the laws of the PRC, with its domicile at the Podium Building of Building 1, No. 4028 South Ring Road, Binjiang District, Hangzhou, its registration number of business license for enterprise legal person being 330100400006332, and its legal representative being WANG Zhongbao (hereinafter referred to as “Party A”);

(2) TechFaith Intelligent Handset Technology (Beijing) Limited, a limited liability company duly incorporated and validly existing under the laws of the PRC, with its domicile at Building 1, No. 13 Yong Chang North Road, Beijing Economic-Technological Development Area (Yizhuang), Beijing, its registration number of business license for enterprise legal person being 110000410270278, and its legal representative being DONG Deyou (hereinafter referred to as “Party B”); and

(3) Beijing E-Town International Investment & Development Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC, with its domicile at Room 405, No. 10 Hongda North Road, Beijing Economic-Technological Development Area, Beijing, its registration number of business license for enterprise legal person being 110302011626480, and its legal representative being ZHAO Guangyi (hereinafter referred to as “Party C”).

Party A, Party B and Party C are referred to as “a Party” individually and as “the Parties” collectively, and a Party’s opposite parties are referred to as the “other Parties”.

WHEREAS:

The Parties entered into the Shareholders Agreement on Incorporation of a Joint Venture Company (hereinafter referred to as the “Shareholders Agreement”) as of April 22, 2011. Upon friendly consultations, the Parties hereby enter into this Supplementary Agreement to the Shareholders Agreement and reach the following agreements:

1. Amend Clause 4.2 in the Shareholders Agreement as below:

Form of capital contributions. The contributions to the registered capital shall be made in four installments. In the first installment, Party A and Party C shall make capital contributions in the form of money; in the second installment, Party B shall make a capital contribution in the form of land-use right, and the amount that will count towards the capital contribution shall be the evaluated price mutually accepted by the Parties, and the shortfall (if any) of the subscribed amount for this installment shall be paid by Party B in the form of money. The evaluation of the land-use right shall be conducted, by reference to the costs borne by Party B for acquiring such right, by a qualified asset evaluation company engaged by the joint venture company and recognized by the Parties, and the aforesaid costs shall include and be limited to the sum of the consideration paid by Party B for acquiring the land-use right and evidenced by invoices or other transaction documents, as well as relevant taxes and dues; in the third installment and the fourth installment, Party A and Party C shall make contribution in the form of money.

2. Amend Clause 4.4 in the Shareholders Agreement as below:

Amount (in RMB ten thousand Yuan), schedule and form of the capital contributions are as follows:

Name of Shareholder		Party A	Party B	Party C	Total

Subscribed capital contributions		24500	5500	20000	50000

Ratio of contribution		49%	11%	40%	100%

The first installment	Amount of capital contribution	7898.34		2101.66	10000
	Form of capital contribution	In the form of money		In the form of money
	Time of capital contribution	Prior to June 30, 2011		Prior to June 30, 2011

The second installment	Amount of capital contribution		5500		5500
	Form of capital contribution		Land-use right, the shortfall of the subscribed amount shall be paid up in the form of money
	Time of capital contribution		Prior to December 31, 2011

The third installment	Amount of capital contribution	1604.15	7900	9504.15
	Form of capital contribution	In the form of money	In the form of money
	Time of capital contribution	Prior to June 30, 2012	Prior to June 30, 2012

The fourth installment	Amount of capital contribution	14997.51	9998.34	24995.85
	Form of capital contribution	In currency	In currency
	Time of capital contribution	Prior to June 30, 2013	Prior to June 30, 2013

3. Add Clause 4.5 after Clause 4.4 in the Shareholders Agreement as below:

In view of the fact that this project constitutes the commercialization of significant scientific and technological achievements and the overall planning of industrial projects in Beijing (hereinafter referred to as the “Beijing Projects”), where Party C’s actual time of capital contribution is postponed as the funds for the Beijing Projects have not been materialized or Party C’s actual amount of capital contribution is changed due to the change of the funds for the Beijing Projects, other Parties shall agree to exempt Party C from any liability.

4. Effectiveness

This Supplementary Agreement shall come into force upon signing by each Party’s authorized representative and the affix of the respective corporate seal. This Supplementary Agreement shall have the same legal effect as the Shareholders Agreement. All clauses in the Shareholders Agreement except for Clause 4.2 and Clause 4.4 shall be equally binding hereupon.

5. Counterparts and copies

This Supplementary Agreement shall be made in Chinese and in six (6) copies, with each party holding two (2) copies. Each copy shall have the same legal effect.

(The remainder of this page is intentionally left blank.)

(Signing page)

This Supplementary Agreement is signed by the Parties as of the date first written above.

Party A: TechFaith Wireless Communication Technology (Hangzhou) Limited (seal)

Signature:

Name:

Title:

Party B: TechFaith Intelligent Handset Technology (Beijing) Limited (seal)

Signature:

Name:

Title:

Party C: Beijing E-Town International Investment & Development Co., Ltd. (seal)

Signature:

Name:

Title:

Supplementary Agreement II to Shareholders Agreement

among

TechFaith Wireless Communication Technology (Hangzhou) Limited

and

TechFaith Intelligent Handset Technology (Beijing) Limited

and

Beijing E-Town International Investment & Development Co., Ltd.

on

Incorporation of a Joint Venture Company

Supplementary Agreement II

This Supplementary Agreement II is entered into as of July 4th, 2011 in Beijing city, the People’s Republic of China (exclusive of the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and Taiwan area for purpose hereof, hereinafter referred to as the “PRC”) by and among the following parties:

(1) TechFaith Wireless Communication Technology (Hangzhou) Limited, a limited liability company duly incorporated and validly existing under the laws of the PRC, with its domicile at the Podium Building of Building 1, No. 4028 South Ring Road, Binjiang District, Hangzhou, its registration number of business license for enterprise legal person being 330100400006332, and its legal representative being WANG Zhongbao (hereinafter referred to as “Party A”);

(2) TechFaith Intelligent Handset Technology (Beijing) Limited, a limited liability company duly incorporated and validly existing under the laws of the PRC, with its domicile at Building 1, No. 13 Yong Chang North Road, Beijing Economic-Technological Development Area (Yizhuang), Beijing, its registration number of business license for enterprise legal person being 110000410270278, and its legal representative being DONG Deyou (hereinafter referred to as “Party B”); and

(3) Beijing E-Town International Investment & Development Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC, with its domicile at Room 405, No. 10 Hongda North Road, Beijing Economic-Technological Development Area, Beijing, its registration number of business license for enterprise legal person being 110302011626480, and its legal representative being BAI Wen (hereinafter referred to as “Party C”).

Party A, Party B and Party C are referred to as “a Party” individually and as “the Parties” collectively, and a Party’s opposite parties are referred to as the “other Parties”.

WHEREAS:

The Parties entered into the Shareholders Agreement on Incorporation of a Joint Venture Company (hereinafter referred to as the “Shareholders Agreement”) as of April 22, 2011 and the Supplementary Agreement to the Shareholders Agreement on Incorporation of a Joint Venture Company (hereinafter referred to as the “Supplementary Agreement”) as of June 17, 2011. Upon friendly consultations, the Parties hereby enter into this Supplementary Agreement II to the Shareholders Agreement and reach the following agreements:

1. Amend Clause 4.2 in the Shareholders Agreement as below:

Form of capital contributions. The contributions to the registered capital shall be made in three installments. In the first installment and the second installment, Party A and Party C shall make capital contributions in the form of money; in the third installment, Party A and Party C shall make contribution in the form of money while Party B shall make a capital contribution in the form of land-use right, and the amount that will count towards the capital contribution shall be the evaluated price accepted by the Parties, and the shortfall (if any) of the subscribed amount for this installment shall be paid up by Party B in the form of money. The evaluation of the land-use right shall be conducted by reference to the costs borne by Party B for acquiring such right by a qualified asset evaluation company engaged by the joint venture company and recognized by the Parties and the aforesaid costs shall include and be limited to the sum of the consideration paid by Party B for acquiring the land-use right and evidenced by invoices or other transaction documents, as well as relevant taxes and dues.

2. Amend Clause 4.4 in the Shareholders Agreement as below:

Amount (unit: RMB ten thousand Yuan), schdule and form of the capital contributions are as follows:

Name of Shareholder		Party A	Party B	Party C	Total

Subscribed capital contributions		24500	5500	20000	50000

Ratio of contribution		49%	11%	40%	100%

The first installment	Amount of capital contribution	7898.34		2101.66	10000
	Form of capital contribution	In the form of money		In the form of money
	Time of capital contribution	Prior to July 24, 2011		Prior to July 24, 2011

The second installment	Amount of capital contribution	2679.15		4950	7629.15
	Form of capital contribution	In the form of money		In the form of money
	Time of capital contribution	Prior to July 24, 2012		Prior to July 24, 2012

The third installment	Amount of capital contribution	13922.51	5500	12948.34	32370.85
	Form of capital contribution	In currency	Land-use right, the shortfall of the subscribed amount shall be made up in the form of money	In the form of money
	Time of capital contribution	Prior to July 24, 2013	Prior to July 24, 2013	Prior to July 24, 2013

3. Add Clause 4.5 after Clause 4.4 in the Shareholders Agreement as below:

In view of the fact that this project constitutes the commercialization of significant scientific and technological achievements and the overall planning of industrial projects in Beijing (hereinafter referred to as the “Beijing Projects”), where Party C’s actual time of capital contribution is postponed as the funds for the Beijing Projects have not been materialized or Party C’s actual amount of capital contribution is changed due to the change of the funds for the Beijing Projects, other Parties shall agree to exempt Party C from any liability.

4. Effectiveness

This Supplementary Agreement II shall come into force upon signing by each Party’s authorized representative and the affix corporate seal and the Supplementary Agreement dated June 17, 2011 shall be simultaneously terminated. Upon taking effect, this Supplementary Agreement II shall constitute an inseverable part of the Shareholders Agreement and shall have the same legal effect therewith. All clauses in the Shareholders Agreement except for such clauses as modified in this Supplementary Agreement II shall remain in full force.

5. Counterparts and version

This Supplementary Agreement II shall be made in Chinese and in six (6) copies, with each party holding two (2) copies. Each copy shall have the same legal effect.

(The remainder of this page is intentionally left blank.)

(Signing page)

This Supplementary Agreement II is signed by the Parties as of the date first written above.

Party A: TechFaith Wireless Communication Technology (Hangzhou) Limited (seal)

Signature:

Name:

Title:

Party B: TechFaith Intelligent Handset Technology (Beijing) Limited (seal)

Signature:

Name:

Title:

Party C: Beijing E-Town International Investment & Development Co., Ltd. (seal)

Signature:

Name:

Title: